Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-155274 of Celera Corporation of our report dated March 25, 2009, relating to the financial statements and financial statement schedule, which appears in this Form 10-KT.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 25, 2009